Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated December 16, 2009, and December 24, 2008, except for the changes in segment reporting as discussed in Note 15, and Note 18, as to which date is December 16, 2009, relating to the financial statements of Avaya Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ

December 23, 2009